Exhibit 10.7

Amendment 3 to the

Kyndryl Executive Severance Plan

and Executive Retirement Policy

The following amendments to the Kyndryl Executive Severance Plan and Executive Retirement Policy are effective for terminations of employment occurring on or after October 26, 2023.

1.

Article 3 (“Severance Benefits”) is amended by adding a new subheading “Financial Advisory Services” immediately following the existing text under the subheading “Medical Premiums” and immediately prior to the heading “Non-Duplication of Benefits,” to read as follows:

Financial Advisory Services

Executives classified in Bands B or above are eligible for financial advisory services during their employment from a provider chosen by Kyndryl. In addition to the cash Severance Benefits described above, if you are an Executive classified in Band B or above receiving Severance Benefits, these financial advisory services are available to you for six months following your termination of employment. If elected, this financial advisory benefit will be subject to imputed income.

2.	Article 3 (“Severance Benefits”) is further amended by adding a new heading “Clawback Policy” at the end thereof, to read as follows:

Clawback Policy

Severance Benefits payable under the Plan that constitute incentive compensation shall be subject to clawback, forfeiture, recoupment, or similar requirements (and such requirements shall be deemed incorporated by reference), including on a retroactive basis, in accordance with any clawback policy that the Company maintains, adopts, or is required to adopt pursuant to any national securities exchange or association on which the Company’s securities are listed or another applicable law, including, but not limited to, the Kyndryl Clawback Policy and the Kyndryl Financial Statement Clawback Policy, as in effect from time to time.

3.	Appendix (“Executive Retirement Policy”) is amended by adding a new paragraph immediately prior to the last paragraph, to be read as follows:

Executives classified in Bands B or above are eligible for financial advisory services during their employment from a provider chosen by Kyndryl. In addition to the continued equity award vesting under the Executive Retirement Policy upon retirement, if you are an Executive classified in Bands B or above, these financial advisory services are available to you for six months following your termination of employment. If elected, this financial advisory benefit will be subject to imputed income.